UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2011
Trinity Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6903 (Commission File Number)	75-0225040 (I.R.S. Employer Identification No.)

2525 Stemmons Freeway, Dallas, Texas (Address of principal executive offices)		75207-2401 (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Trinity Industries, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed May 3, 2011 solely for the purpose of disclosing under Item 5.07 of Form 8-K its decision, following its Annual Meeting of Stockholders, as to the frequency with which it expects to hold an advisory stockholder vote on the compensation of the Company’s named executive officers. This Amendment No. 1 does not otherwise revise the May 3, 2011 Form 8-K in any way.

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Company’s Annual Meeting of Stockholders held May 2, 2011, consistent with the recommendation of the Company’s Board of Directors, stockholders cast the highest numbers of votes for an annual frequency for future advisory votes on executive compensation. In light of this vote and consistent with the previous recommendation of the Company’s Board of Directors, the Board determined at its September 8, 2011 meeting that, until the next vote on the frequency of stockholder votes on executive compensation, the Company will hold future advisory votes on executive compensation every year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.
September 9, 2011	By:	/s/ James E. Perry
		Name:	James E. Perry
		Title:	Senior Vice President and Chief Financial Officer